EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-238916, 333-218530, and 333-197299) of Northrim BanCorp, Inc. of our reports dated March 6, 2023, relating to the consolidated financial statements and effectiveness of internal control over financial reporting of Northrim BanCorp, Inc. and Subsidiaries appearing in this Annual Report on Form 10‑K of Northrim BanCorp, Inc. for the year ended December 31, 2022.

/s/ Moss Adams LLP

Everett, Washington
March 6, 2023